                                 PROMISSORY NOTE



$ 250,000.00                                                        May 1, 2000



         FOR VALUE RECEIVED INC.UBATOR CAPITAL, INC. with an office at 9777 Wilshire Boulevard, Suite 718, Beverly Hills, CA 90212 ("Payor"), promises to pay to the order of EXETER PARTNERS, LLC. with an office at 964 3rd Avenue, 7th Floor, New York, NY 92008 ("Payee") the total principal amount of Two Hundred and Fifty Thousand ($250,000.00) dollars with interest at the rate of eight percent (8%) per annum from the date first set forth above (collectively the "Obligations"), on and subject to the terms and conditions set forth herein. All outstanding principal, together with accrued interest, shall be due on demand.

         1. Payment. All payments of principal and interest in respect of this Promissory Note (the "Note") shall be made in lawful money of the United States of America at the office of Payee or at such other place as shall be designated by Payee in writing for such purpose. There shall be no penalty for prepayment of this Note.

         2. Event of Default by Payor. For purposes of this Note, the occurrence or existence of any one or more of the following events or conditions (regardless of the reasons therefor) shall constitute an "Event of Default" hereunder:

                  (a) Failure to Make Payment. Payor shall fail to make any payment of principal of, or interest on, or any other amount owing in respect of this Note when due and payable or declared due and payable pursuant to the terms hereof.

                  (b) Bankruptcy or Insolvency Proceedings. A case or proceeding shall have been commenced by or against, or consented to by, Payor in a court of competent jurisdiction seeking a decree or order in respect of Payor (i) under any applicable foreign, federal or state bankruptcy or other similar law, or
(ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Payor, and such case or proceeding shall remain unstayed or undismissed for a period of sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                  (c) Repudiation of Obligations. This Note shall be repudiated, revoked or terminated by Payor, or by operation of law.

         3. Remedies of Payee on Default. Upon the occurrence of an Event of Default, Payee shall have the following remedies: (a) all or any portion of the Obligations shall, at the option of Payee and without notice, demand or legal process, become immediately due and payable; and (b) in addition to all other rights and remedies available hereunder, Payee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York.

         4. Representations and Warranties of Payor. Payor hereby represents and warrants to Payee as follows: (a) it has full legal capacity to execute and perform this Note, which shall be the legal, valid and binding obligation of Payor, enforceable in accordance with its terms, subject to bankruptcy laws and equitable principles; and (b) no consent of any person or entity is required for Payor to enter into or perform under this Note.

         5. Liability of Payor for Expenses and Attorneys' Fees of Payee. Payor shall be liable to Payee for any and all reasonable sums, costs and expenses which Payee may pay or incur pursuant to the provisions of this Note or in enforcing payment of the Obligations or otherwise, including without limitation all taxes, levies and reasonable attorneys' fees and accountants' fees. All damages for breach of warranty or covenant by Payor shall be part of the Obligations and shall be payable on demand.

         6. Limitation of Interest Payments. Nothing contained in this Note or in any other agreement between Payor and Payee requires Payor to pay or Payee to accept interest in an amount which would subject Payee to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable hereunder, whether of interest or of such other charges which may or might be characterized as interest, exceed the maximum rate permitted to be charged under the laws of the State of New York or the State of California. Should Payee receive any payment that is or would be in excess of that permitted to be charged under such laws, such payment shall have been and shall be deemed to have been made in error and shall automatically be applied to reduce the principal outstanding on this Note.

         7.       Miscellaneous.

                  (a) Waiver. Any failure or delay by Payee to require strict performance by Payor of any of the provisions, warranties, terms or conditions contained herein shall not affect Payee's right to demand strict compliance therewith and performance thereof, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. No waiver shall be effective except by an instrument in writing signed by Payee.

                  (b) Notice. Any notice, demand, consent, approval, disapproval or statement required or permitted to be given by the terms and provisions of this Note, or by any law or governmental regulation, shall be in writing and , unless otherwise required by such law or regulation, shall be personally delivered or sent by United States mail, postage prepaid, as registered or certified mail, or by nationally recognized overnight courier service, to the address of the recipient as follows:

         If to Payor:               Inc.ubator Capital, Inc.
                                    #1530-625 Howe Street
                                    Vancouver, B.C. V6C 2T6.

                                    Attention:  Michael Bodnar


         If to Payee:               Exeter Partners, LLC
                                    964 3rd Avenue, 7th Floor
                                    New York, NY 92008

                                    Attention:  Derek M. Galanis

All notices shall be deemed given as of the date of delivery as indicated by affidavit in the case of personal delivery; in the case of mailing, on the fifth day after mailing; in the case of courier delivery, the next business day after dispatch where overnight delivery is guaranteed.

                  (c) Severability. Each provision of this Note shall be interpreted in a manner so as to be effective and valid under applicable law. If any provision of this Note shall be held to be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such provision and the remaining provisions of this Note shall remain unaffected and in full force and effect.

                  (d) Successors and Assigns. This Note shall be binding upon the Payor, its respective successors, assigns and transferees, and shall inure to the benefit of and be enforceable by the Payee, its successors and assigns.

                  (e) Governing Law. The validity, interpretation and effect of this Note shall be governed by the laws of the State of New York, without regard to the choice of law principles thereof.

                  (f) Waiver. This Note (i) may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         IN WITNESS WHEREOF, the Payor has caused this Note to be duly executed and delivered as of the date at the place first written above.

INC.UBATOR CAPITAL, INC



Jason W. Galanis, President